Exhibit 4.5

GTx, INC.

WAIVER AND AMENDMENT AGREEMENT

THIS WAIVER AND AMENDMENT AGREEMENT (the “Agreement”) is made effective as of March 6, 2014 (the “Effective Date”), by and among GTx, INC., a Delaware corporation (the “Company”), and the undersigned Holder (the “Consenting Holder”).

RECITALS

WHEREAS, the Company and the Consenting Holder are parties to that certain Amended and Restated Registration Rights Agreement dated as of August 7, 2003 (the “Registration Rights Agreement”).

WHEREAS, the Consenting Holder acknowledges that the Company expects to enter into a Registration Rights Agreement, as the same may be amended from time to time (the “New Registration Rights Agreement”), with certain parties named therein (the “New Holders”), in connection with the entry into by the Company and the New Holders of a Securities Purchase Agreement (the “Purchase Agreement”), dated on or about the date hereof, pursuant to which the Company anticipates selling immediately separable units, which units consist of shares of the Company’s Common Stock (the “Common Shares”) and warrants exercisable for the Company’s Common Stock (the “Warrants,” and the shares of the Company’s Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). The Common Shares, together with the Warrant Shares, shall be referred to herein as the “Shares.”

WHEREAS, the Consenting Holder acknowledges that pursuant to the terms of the New Registration Rights Agreement, the Company will be obligated to prepare and file one or more registration statements (the “Resale Registration Statements”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the resale of the Shares by the New Holders (or any subsequent transferees or assignees thereof), and that the Company will grant to the New Holders certain piggyback registration rights. As used in this Agreement, (i) the term “Shares” also includes any securities issued or issuable with respect to any of the Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; and (ii) the term “Resale Registration Statements” includes (A) any registration statements filed by the Company under the Securities Act pursuant to the terms of the New Registration Rights Agreement and (B) any amendments or supplements to any of such registration statements or the prospectuses included therein.

WHEREAS, pursuant the Registration Rights Agreement, the Consenting Holder has under certain circumstances the right to be notified if the Company decides to Register any of its Common Stock and to include certain Registrable Securities held by such Holders in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein (the “RRA Piggyback Registration Rights”).

WHEREAS, pursuant to Section 8(g) of the Registration Rights Agreement, the Company and the Consenting Holder wish to (i) amend the Registration Rights Agreement as set forth below; and (ii) waive the RRA Piggyback Registration Rights in connection with the filing of the Resale Registration Statements and any offerings made pursuant thereto.

WHEREAS, the Consenting Holder and his Affiliates are holders of at least a majority of the Registrable Securities held by all Holders and, together with the Company, have the right, pursuant to Section 8(g) of the Registration Rights Agreement, to amend the Registration Rights Agreement and to waive certain provisions thereof.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the Company and the Consenting Holder agree as follows:

AGREEMENT

1.                                      WAIVER.

1.1       The Consenting Holder hereby waives (i) any and all RRA Piggyback Registration Rights in connection with the filing of, and any offerings made pursuant to, the Resale Registration Statements and (ii) any rights to any notices with respect to the foregoing under the Registration Rights Agreement.

1.2       The foregoing waiver in Section 1.1 is irrevocable and shall be effective with respect to the Consenting Holder, as well as its affiliates, successors, heirs, executors, administrators and assigns.

2.                                      AMENDMENTS TO REGISTRATION RIGHTS AGREEMENT.

2.1       Defined Terms. Section 1 of the Registration Rights Agreement is hereby amended to add the following definitions to the list of defined terms thereunder, each of which shall read in full as follows:

“RRA Holder” means the holder of the Registrable Securities under this Agreement.

“RRA Registration” means any registration effected pursuant to this Agreement.

“New Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of March 6, 2014, by and between the Company and the parties identified therein, as the same may be amended from time to time in accordance with the terms thereof.

“New Holder” means a holder of New Registrable Securities.

“New Registrable Securities” shall have the same meaning as the meaning ascribed to the term “Registrable Securities” under the New Registration Rights Agreement.

“Piggyback Registrable Securities” means all Registrable Securities under this Agreement and all New Registrable Securities.”

“Special Registration Statement” means (i) any registration statement relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145, any registration statement related to the issuance or resale of securities issued in such a transaction, (iii) any registration statement related to stock issued upon conversion of debt securities, (iv) any RRA Registration and (v) the first Registration Statement on Form S-3 filed after the date hereof by the Company with the SEC that registers solely a Company primary offering on a continuous basis pursuant to Rule 415.

2.2       Section 8(c) of the Registration Rights Agreement is hereby amended and restated to read in full as follows:

“(c)                       [Intentionally Omitted]”

2.3       Section 8(d)(i) and (ii) of the Registration Rights Agreement is hereby amended and restated to read in full as follows:

“(i)            If the Company determines to prepare and file with the SEC a Registration Statement, but excluding in all cases any Special Registration Statements, relating to an offering for its own account or the account of others of any of its equity securities at any time prior to March 6, 2019 or until such earlier date that no Registrable Securities are outstanding, then the Company shall send to the RRA Holder written notice of such determination and, if within 15 days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered, subject to Section 8(d)(ii)”

“(ii)         If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 8(d)(i) and such securities are to be distributed in an underwritten offering through one or more underwriters, the Company shall, if requested by any Holders pursuant to Section 8(d)(i), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such registration all the Registrable Securities to be offered and sold by such Holders among the securities of the Company to be distributed by such underwriters in such registration. If the managing underwriter or underwriters of any proposed underwritten offering including Piggyback Registrable Securities informs the Company and each New Holder and the RRA Holder that, in its or their opinion, the number of securities which the New Holders and the RRA Holder intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such registration shall be allocated pro rata among the New Holders and/or RRA Holder that have requested to participate in such registration based on the relative number of Piggyback Registrable Securities requested by each New Holder and/or RRA Holder, as applicable, to be included in such underwritten offering. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 8(d)(i) may be amended or waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), with the written consent of (i) the Company and (ii) the holders holding at least sixty percent (60%) of the then outstanding Piggyback Registrable Securities; provided, however, that if any such waiver or amendment effected pursuant to this Section 8(d)(i) materially and adversely affects the rights of the New Holders and does not materially and adversely affect the rights of the IRA Holder in the same manner, then such waiver or amendment shall require the consent of the holders of a majority-in-interest of the then outstanding Registrable Securities; provided further that if any such waiver or amendment effected pursuant to this Section 8(d)(i) materially and adversely affects the rights of the RRA Holder and does not materially and adversely affect the rights of the Holders in the same manner, then such waiver or amendment shall require the consent of the RRA Holder.”

3.                                      MISCELLANEOUS.

3.1       Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

3.2       Full Power and Authority. The Consenting Holder represents and warrants to the Company that (i) the Consenting Holder has the full right, power and authority to execute and deliver this Agreement, and (ii) this Agreement has been duly executed and delivered by the Consenting Holder and constitutes the legal, valid and binding obligation of the Consenting Holder enforceable in accordance with its terms, except (A) as such enforcement is limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and (B) for limitations imposed by general principles of equity.

3.3       Effect of Agreement. Except as modified by the terms of this Agreement, the terms and provisions of the Registration Rights Agreement shall remain in full force and effect. Other than as stated in this Agreement, this Agreement shall not operate as a waiver of any condition or obligation imposed on the parties under the Registration Rights Agreement. In the event of any conflict, inconsistency, or incongruity between any provision of this Agreement and any provision of the Registration Rights Agreement, the provisions of this Agreement shall govern and control. This Agreement shall not be changed or modified orally, but only by an instrument in writing signed by the parties hereto.

3.4       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware excluding those laws that direct the application of the laws of another jurisdiction.

3.5       Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, and shall be enforceable by the Company or the Consenting Holder.

3.6       Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

3.7       Certain Confidential Information. Certain of the information contained in this Agreement is confidential and has not been publicly disclosed by the Company, including the transactions contemplated by the Purchase Agreement and the contemplated filing of the Resale Registration Statements pursuant to the terms of the New Registration Rights Agreement (the “Confidential Information”). Accordingly, the Consenting Holder agrees to maintain the Confidential Information in confidence until such time as the Confidential Information has been publicly disclosed by the Company.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

GTx, INC.

By:	/s/ Marc S. Hanover
Name:	Marc S. Hanover
Title:	President and Chief Operating Officer

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

J.R. HYDE, III

By:	/s/ J.R. Hyde, III

PITTCO ASSOCIATES, L.P.

By:	/s/ J.R. Hyde, III
Name:	J.R. Hyde, III
Title:	Chairman

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT